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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                FORM 8-A/A NO. 2

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                              CHECKFREE CORPORATION
             (Exact name of registrant as specified in its charter)


                DELAWARE                                 58-2360335
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

       4411 EAST JONES BRIDGE ROAD
              NORCROSS, GA                                 30092
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(Address of principal executive offices)                  (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:      None

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: [ ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: [ ]

Securities Act registration statement file number to which this Form relates:
000-26802

Securities to be registered pursuant to Section 12(g) of the Act: Preferred Stock Purchase Rights

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         Reference is hereby made to the Registration Statement on Form 8-A filed with the Securities and Exchange Commission by CheckFree Corporation, formerly known as CheckFree Holdings Corporation (the "Company"), on December 19, 1997 (the "Original Form 8-A") relating to the rights distributed to the stockholders of the Company in connection with the Rights Agreement dated December 16, 1997 (the "Rights Agreement") between the Company and The Fifth Third Bank. The Original Form 8-A is hereby incorporated by reference herein.

         On December 16, 1997, the Board of Directors of the Company authorized and declared a dividend of one preferred stock purchase right (a "Right") for each share of common stock, par value $.01 per share, of the Company (the "Common Shares"). The dividend was payable on December 19, 1997 (the "Record Date") to the holders of record of Common Shares as of the close of business on such date.

         On February 5, 1999, the Board of Directors of the Company approved an Amendment No. 1 to the Rights Agreement (the "Amendment No. 1"). The Amendment No. 1 was filed as Exhibit 4.2 to the Amendment No. 1 to the Registration Statement on Form 8-A filed with the Securities and Exchange Commission by the Company on May 12, 1999 (the "Amended Form 8-A"). The Amended Form 8-A is hereby incorporated by reference herein.

         On August 3, 2000, the Board of Directors of the Company approved an Amendment No. 2 to the Rights Agreement. A complete copy of the Amendment No. 2 is attached hereto as Exhibit 4.3 and in incorporated herein by reference.

ITEM 2.   EXHIBITS

    EXHIBIT NO.                          DESCRIPTION
    -----------                          -----------

         4.1 Rights Agreement, dated as of December 16, 1997, by and between the Company and The Fifth Third Bank, as Rights Agent, and which includes as Exhibit A thereto the form of Certificate of Designations of Series A Junior Participating Cumulative Preferred Stock, as Exhibit B thereto the form of Right Certificate, and as Exhibit C thereto the Summary of Rights, previously filed as Exhibit 4.1 to the Registration Statement on Form 8-A (file number 0-26802), filed on December 19, 1997, and incorporated herein by reference.

         4.2 Amendment No. 1 to the Rights Agreement, dated as of February 5, 1999, between the Company and The Fifth Third Bank, as Rights Agent, previously filed as Exhibit 4.2 to the Amendment No. 1 to the Registration Statement on Form 8-A (file number 0-26802), filed on May 12, 1999, and incorporated herein by reference.

         4.3 Amendment No. 2 to the Rights Agreement, dated as of September 30, 2000, between the Company and The Fifth Third Bank, as Rights Agent.


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this registration statement to be signed by on its behalf by the undersigned, thereto duly authorized.

                                             CHECKFREE CORPORATION



                                             By:   /s/ David E. Mangum
                                                 -------------------------------
                                                   David E. Mangum, Executive
Dated:   October 3, 2000                           Vice President and Chief
                                                   Financial Officer

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                                  EXHIBIT INDEX


    EXHIBIT NO.                        DESCRIPTION
    -----------                        -----------

         4.1 Rights Agreement, dated as of December 16, 1997, by and between the Company and The Fifth Third Bank, as Rights Agent, and which includes as Exhibit A thereto the form of Certificate of Designations of Series A Junior Participating Cumulative Preferred Stock, as Exhibit B thereto the form of Right Certificate and as Exhibit C thereto the Summary of Rights, previously filed as Exhibit 4.1 to the Registration Statement on Form 8-A (file number 0-26802), filed on December 19, 1997, and incorporated herein by reference.

         4.2 Amendment No. 1 to the Rights Agreement, dated as of February 5, 1999, between the Company and The Fifth Third Bank, as Rights Agent, previously filed as Exhibit 4.2 to the Amendment No. 1 to the Registration Statement on Form 8-A (file number 0-26802), filed on May 12, 1999, and incorporated herein by reference.

         4.3 Amendment No. 2 to the Rights Agreement, dated as of September 30, 2000, between the Company and The Fifth Third Bank, as Rights Agent.